Exhibit 10.2

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 6, 2006, but to be effective for all purposes from and after September 8, 2006, is by and between BCE Inc., a Canadian business corporation (“BCE”) and SkyTerra Communications, Inc., a Delaware corporation (“SkyTerra”).

RECITALS:

WHEREAS, TMI Communications Delaware Limited Partnership (“TMI Delaware”), a Delaware limited partnership and indirect subsidiary of BCE, SkyTerra and certain other parties named therein have entered into a Letter Agreement, dated as of September 1, 2006 (the “TMI Letter Agreement”);

WHEREAS, BCE and Motient Corporation (“Motient”) are in discussions to enter into an exchange agreement (the “BCE-Motient Exchange Agreement”) that will provide, subject to the terms and conditions thereof, that BCE and its subsidiaries acquire from Motient shares (the “Motient Acquired Shares”) of SkyTerra’s non-voting common stock, par value $0.01 per share (“Non-Voting Common Stock”), exchangeable in certain circumstances for an equal number of shares (the “Motient Common Shares”) of SkyTerra’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, BCE and SkyTerra have entered into an Exchange Agreement, dated as of October 6, 2006 (the “BCE-SkyTerra Exchange Agreement”), that provides, subject to the terms and conditions thereof, that BCE and its subsidiaries acquire from SkyTerra an aggregate of 21,393,355 shares (the “SkyTerra Acquired Shares” and, to the extent that the BCE-Motient Exchange Agreement has been entered into, together with the Motient Acquired Shares, the “Acquired Shares”) of Non-Voting Common Stock, exchangeable in certain circumstances for an equal number of shares (the “SkyTerra Common Shares” and together with the Motient Common Shares, the “Common Shares”) of Common Stock;

WHEREAS, BCE and SkyTerra are parties to the Registration Rights Agreement, dated as of September 8, 2006 (the “Prior Agreement”);

WHEREAS, pursuant to Section 8.4 of the Prior Agreement, the Prior Agreement may be amended by a written agreement between BCE and SkyTerra; and

WHEREAS, BCE and SkyTerra wish to amend and restate the Prior Agreement effective from and after September 8, 2006.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Registration Under The Securities Act.

1.1. Registration.

(a)

Each of the parties to this agreement shall cooperate, and SkyTerra shall prepare and file with the Securities and Exchange Commission (the “SEC”) as soon as practicable following the execution of this Agreement, a registration statement on the appropriate form for the purpose of registering under the Securities Act any and all Common Shares that constitute Acquired Shares for resale by the Holders (the “Resale Registration Statement”). To the extent that the BCE-Motient Exchange Agreement has not been entered into at the time of the filing of the Resale Registration Statement with the SEC, the Acquired Shares shall not include the Motient Acquired Shares and, upon entry into such an agreement, SkyTerra will promptly amend the Resale Registration Statement to include any and all Common Shares that constitute Motient Acquired Shares for resale by the holders thereof. SkyTerra will cause the Resale Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. SkyTerra shall use its commercially reasonable efforts, and the Holders will cooperate with SkyTerra, to have the Resale Registration Statement declared effective by the SEC as promptly as practicable.

(b)	SkyTerra shall keep the Resale Registration Statement effective (including through the filing of any required post-effective amendments) until the earliest to occur of (i) such time as BCE and its subsidiaries (and their permitted transferees pursuant to Sections 5.1 (c) and (f) of this Agreement) have sold all of the Acquired Shares registered thereunder, (ii) the later of (x) 90 days after BCE and its subsidiaries may no longer be considered affiliates of SkyTerra for purposes of Rule 144 under the Securities Act and (y) the second year anniversary of the latest date BCE or any of its subsidiaries receives Acquired Shares from Motient as specified in the recitals to this agreement and (iii) the sixth year anniversary of the date hereof; provided, that such date shall be extended by the amount of time of any period during which the Holders may not use the Resale Registration Statement as the result of the occurrence of an event described in Section 1.2(e) (ii), (iii) or (iv) or Section 2.1 below. Thereafter, SkyTerra shall be entitled to withdraw the Resale Registration Statement and, upon such withdrawal, the Holders shall have no further right to sell any of the Acquired Shares pursuant to the Resale Registration Statement (or any prospectus forming a part thereof).

1.2. Registration Procedures. Subject to the terms and conditions hereof, SkyTerra shall use its commercially reasonable efforts to effect the registration and the disposition of the Acquired Shares in accordance with the intended method of disposition thereof, and pursuant thereto SkyTerra shall as expeditiously as practicable:

(a)

promptly prepare and file with the SEC the Resale Registration Statement with respect to the Common Shares that are Acquired Shares (and any amendments, including any post-effective amendments or supplements to the Resale Registration Statement and prospectus included therein SkyTerra deems to be necessary) and use its commercially reasonable efforts to cause the Resale Registration Statement to become effective and to comply with the provisions of the Securities Act applicable to it; provided, that before filing the Resale Registration Statement or prospectus or any amendments or supplements thereto, SkyTerra shall furnish to counsel for the Holders copies of all such documents proposed to be filed, including documents incorporated by reference in the Resale

Registration Statement and, if requested by the Holders, the exhibits incorporated by reference so as to provide the Holders and their counsel a reasonable opportunity to review and comment on such documents, and SkyTerra (i) will make such changes and additions thereto as reasonably requested by counsel to the Holders prior to filing the Resale Registration Statement or amendment thereto or any prospectus or any supplement thereto and (ii) if any of the Holders is an underwriter or controlling person of SkyTerra, will include therein material relating to the Holders or the plan of distribution for the Acquired Shares registered thereunder, furnished to SkyTerra in writing, which, in the reasonable judgment of such Holder, should be included;

(b)	furnish to the Holders such number of copies of the Resale Registration Statement, each amendment and supplement thereto, the prospectus included in the Resale Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Acquired Shares registered thereunder; provided, however, that SkyTerra shall have no obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by SkyTerra;

(c)	prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for the time period as specified in Section 1.1 in order to complete the disposition of the Acquired Shares covered by the Resale Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Acquired Shares covered thereby during such period in accordance with the intended methods of disposition thereof as set forth in the Resale Registration Statement, including without limitation identification of the permitted transferees of the Holders;

(d)	use its commercially reasonable efforts to register or qualify the Acquired Shares covered by the Resale Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Acquired Shares covered thereby in such jurisdictions (provided that SkyTerra shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)

notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when the Resale Registration Statement or any post-effective amendment has become effective under the Securities Act, (ii) of any written request by the SEC for amendments or supplements to the Resale Registration Statement or prospectus, (iii) of the happening of any event as a result of which the prospectus included in the Resale Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (whereupon the Holders shall immediately cease any offers, sales or other distribution of Acquired Shares registered thereunder), and, subject to 1.3(c), SkyTerra shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter used by the Holders for the resale of Acquired Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) of the issuance of any stop order suspending the effectiveness of the Resale Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the Acquired Shares included in the Resale Registration Statement for sale or distribution in any jurisdiction;

(f)	in the event of the issuance of any stop order suspending the effectiveness of the Resale Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Acquired Shares included in the Resale Registration Statement for sale or distribution in any jurisdiction, SkyTerra shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order and shall prepare and file an amended or supplemented prospectus, if required;

(g)	provide a transfer agent and registrar for all Acquired Shares covered by the Resale Registration Statement not later than the effective date of the Resale Registration Statement;

(h)	use its commercially reasonable efforts to cause the Acquired Shares covered by the Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to complete the disposition of the Acquired Shares covered by the Resale Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Acquired Shares covered by the Resale Registration Statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in the Resale Registration Statement;

(i)	make available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Resale Registration Statement on behalf of the Holders, and any attorney, accountant or other agent retained by the Holders or underwriter, all financial and other records, pertinent corporate documents and properties of SkyTerra, and cause SkyTerra’s officers, managers, employees and independent accountants to supply all information reasonably requested by SkyTerra or such underwriter, attorney, accountant or agent in connection with the Resale Registration Statement (and, if required by the underwriter or underwriters participating in any such disposition, enter into an underwriting agreement with such underwriter or underwriters containing customary provisions for secondary offerings of this sort); and

(j)	make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of the Resale Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act.

1.3. Other Procedural Matters.

(a)	SEC Correspondence. SkyTerra shall make available to the Holders promptly after the same is prepared and publicly distributed, filed with the SEC, or received by SkyTerra, one copy of the Resale Registration Statement and any amendment thereto, each preliminary prospectus and each amendment or supplement thereto, each letter written by or on behalf of SkyTerra to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to the Resale Registration Statement. SkyTerra will promptly respond to any and all comments received from the SEC, with a view towards causing the Resale Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Resale Registration Statement or any amendment thereto will not be subject to review.

(b)	SkyTerra may require the Holders to furnish to SkyTerra any other information regarding the Holders and the disposition of Acquired Shares, including without limitation the plan of distribution of the Acquired Shares, as SkyTerra reasonably determines, is required to be included in the Resale Registration Statement.

(c)	Each of the Holders agrees that, upon notice from SkyTerra of the happening of any event as a result of which the prospectus included in the Resale Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Holders will forthwith discontinue disposition of Acquired Shares pursuant to the Resale Registration Statement until the Holders are advised in writing by SkyTerra that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by Section 1.2 hereof; provided, however, that such postponement of sales of Acquired Shares by the Holders shall not in any event exceed (i) twenty (20) consecutive days or (ii) forty-five (45) days in the aggregate in any 12 month period. If SkyTerra shall give the Holders any Suspension Notice or impose a Lockup Period (as defined below), SkyTerra shall extend the period of time during which SkyTerra is required to maintain the Resale Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Holders either are advised by SkyTerra that the use of the prospectus may be resumed or by the Lockup Period, as applicable. In any event, SkyTerra shall not be entitled to deliver more than a total of three (3) Suspension Notices in any 12 month period.

(d)	Neither SkyTerra nor the Holders shall permit any officer, manager, underwriter, broker or any other person acting on behalf of SkyTerra or the Holders to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the Resale Registration Statement filed pursuant to this Agreement without the prior written consent of SkyTerra, the Holders and any underwriter.

1.4. Expenses.

(a)	Registration Expenses. All Registration Expenses shall be borne by SkyTerra.

(b)	Selling Expenses. All expenses incident to the Holders’ performance of or compliance with this Agreement, including, without limitation, all fees and expenses of counsel for the Holders, fees and expenses of the Holders’ transfer agent, and any broker or dealer discounts or commissions attributable to the disposition of Acquired Shares shall be borne solely by the Holders.

SECTION 2. LOCKUP Agreement.

2.1. Lockup. Each of the Holders hereby agrees, beginning 60 days (extended for any period during a Suspension Notice during the first 60 days) following the Initial Closing Date (as defined in the Exchange Agreement, dated as of May 6, 2006, by and among Motient, Motient Ventures Holding Inc. and SkyTerra), to not effect any public sale or distribution (including any sales pursuant to Rule 144) of equity securities of SkyTerra, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any primary underwritten registered public offering of equity securities of SkyTerra or securities convertible or exchangeable into or exercisable for equity securities of SkyTerra, unless the underwriters managing such registered public offering otherwise consent in writing, and the Holders will deliver an undertaking to the managing underwriters (if requested) consistent with this covenant (in each case, a “Lockup Period”). Notwithstanding the foregoing, the Holders shall not be obligated to comply with the provisions of this Section 2.1 (i) more than two times in any 12-month period and (ii) unless all officers and directors of SkyTerra and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC are also subject to a Lockup Period on substantially the same terms as the Holders. Notwithstanding the foregoing, this Section 2.1 shall not apply to any Holder (or transferee of any such Holder in accordance with Section 5.1 hereof) who does not, together with its Affiliates, own or have the right to acquire or vote with respect to Common Shares consisting of, or exchangeable upon disposition for, in the aggregate, more than four percent (4%) of the total combined voting power of all Common Shares then outstanding.

SECTION 3. Indemnification.

3.1. Indemnification by SkyTerra. SkyTerra agrees to indemnify, to the extent permitted by law, the Holders, their officers, directors, employees and Affiliates and each Person who controls the Holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged untrue statement of material fact contained in the Resale Registration Statement or any prospectus forming a part of the Resale Registration Statement or any “issuer free writing prospectus” (as defined in Securities Act Rule 433), or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation or alleged violation by SkyTerra of the Securities Act, the Exchange Act or applicable “blue sky” laws, except that SkyTerra shall not be liable to any Holder pursuant to this Section 3.1 insofar as the same are made in reliance and in conformity with any information furnished in writing to SkyTerra by such Holder expressly for use therein or by the failure of such Holder to deliver a copy of such registration statement or prospectus or any amendments or supplements thereto as required by law after SkyTerra has furnished such Holder with a sufficient number of copies of the same.

3.2. Indemnification by BCE. In connection with the Resale Registration Statement in which the Holders are participating, each Holder shall furnish to SkyTerra in writing such information as SkyTerra reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify SkyTerra, its directors, officers, employees and Affiliates, and each Person who controls SkyTerra (within the meaning of the Securities Act), against any losses, claims, damages, liabilities, and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Resale Registration Statement, the prospectus or preliminary prospectus forming a part of the Resale Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that any information so furnished in writing by such Holder contains such untrue statement or omits a material fact required to be stated therein necessary to make the statements therein not misleading; provided, however, that any such obligation of such Holder to indemnify SkyTerra hereunder shall be limited to the net proceeds to such Holder and its permitted transferees from the sale of the Acquired Shares pursuant to the Resale Registration Statement.

3.3. Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

3.4. Investigation; Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided under Section 3.1 or Section 3.2 of this Agreement is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of each Holder for contribution pursuant to this Section 3.4 be greater than the amount for which such Holder would have been liable pursuant to Section 3.2 had indemnification been available and enforceable.

SECTION 4. RULE 144 TRANSACTIONS.

4.1. Undertaking to File Reports and Cooperate in Rule 144 Transactions. For as long as the Holders continue to hold any Acquired Shares, SkyTerra shall use its commercially reasonable efforts to file with the SEC, on a timely basis, all annual, quarterly and other periodic reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations thereunder; provided, however, that the foregoing shall not be construed to require SkyTerra to prepare and file periodic reports if it is not required to do so under the Exchange Act. In the event of any proposed sale by any Holder of Acquired Shares pursuant to Rule 144 under the Securities Act or otherwise as provided herein, which sale is to be made in accordance with the terms of Section 5.1(b) hereof, SkyTerra shall use its commercially reasonable efforts to cooperate with such Holder so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the transfer agent of SkyTerra, and the reasonable requirements of the broker through which the sales are proposed to be executed, and shall, upon written request, furnish unlegended certificates representing ownership of the Common Shares sold thereby, such certificates to be furnished in such numbers and denominations as such Holder may reasonably request.

SECTION 5. RESTRICTIONS ON TRANSFER.

5.1. Permitted Transfers. Each of the Holders hereby agrees that, until it and any permitted transferees under paragraph (c) or (f) hereunder have disposed of all of the Acquired Shares, it will not, directly or indirectly, without the prior written consent of SkyTerra, sell, distribute, transfer or otherwise dispose (in each case, a “Disposition”) of any Acquired Shares except:

(a)	sales of Acquired Shares pursuant to the Resale Registration Statement; or

(b)	sales of Acquired Shares pursuant to Rule 144 under the Securities Act; or

(c)	sales or transfers of Acquired Shares to any Person or group of related Persons who would immediately thereafter not own or have the right to acquire or vote with respect to Common Shares consisting of, in the aggregate, more than ten percent (10%) (with each Person, other than Affiliates of the transferring Holder, considered individually and not in the aggregate with other transferees) of the total combined voting power of all Common Shares then outstanding; provided, however, that in each such case, the transferee shall receive and hold such Acquired Shares subject to, and the transferee and all of the transferees’ Affiliates shall agree to be bound by, all the terms of this Agreement, which terms shall also inure to the benefit of such transferees, and there shall be no further transfer of such Acquired Shares, except in accordance with the provisions of this Section 5.1; or

(d)	a bona fide pledge of or the granting of a security interest in the Acquired Shares to an institutional lender for money borrowed, provided that such lender acknowledges in writing that it has received a copy of this Agreement and agrees, upon its becoming the owner of, or obtaining dispositive authority with respect to or in connection with any disposition of, any such Acquired Shares, to be bound by the provisions of this Agreement in connection with any right it may have to dispose of any such Acquired Shares (and, upon agreeing so to be bound, the provisions of this Agreement shall inure to the benefit of such party); or

(e)	sales or transfers of Acquired Shares pursuant to a tender or exchange offer; or

(f)	dispositions of Acquired Shares (i) by BCE or any subsidiary of BCE to any subsidiary of BCE or to a successor corporation of BCE or (ii) by any Holder whos is not BCE or a subsidiary of BCE to any subsidiary of such Holder or to a successor of such Holder or to an Affiliate of such Holder; provided, however, that in each such case, the transferee shall receive and hold such Acquired Shares subject to, and the transferee and all of the transferees’ Affiliates shall agree to be bound by, all the terms of this Agreement, which terms shall also inure to the benefit of such transferees, and there shall be no further transfer of such Acquired Shares, except in accordance with the provisions of this Section 5.1; or

(g)	dispositions pursuant to any merger, consolidation, reorganization or recapitalization to which SkyTerra is a party or in connection with any reclassification of the Acquired Shares;

provided, that in the event that any Holder seeks to effect a Disposition of any Acquired Shares pursuant to clauses (b), (c) or (f) of this Section 5.1, (i) such Disposition is made in compliance with applicable securities laws, and (ii) prior to such Disposition, BCE shall have delivered to SkyTerra an opinion of counsel stating that such Disposition (A) is permitted by this Agreement and (B) does not require registration under the Securities Act; provided, that with respect to Dispositions pursuant to Section 5.1(b) or (f), such opinion shall only be required if requested by SkyTerra’s transfer agent and in any event no opinion shall be required for Dispositions pursuant to Rule 144(k) under the Securities Act.

SECTION 6. INTENTIONALLY OMITTED

SECTION 7. DEFINITIONS.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor statute.

“Holders” means BCE and its subsidiaries and any of their permitted transferees.

“Person” means any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization, or any other entity or organization, including a governmental entity or any department, agency, or political subdivision thereof.

“Registration Expenses” means all expenses incident to SkyTerra’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees with respect to filings required to be made with the NASD, printing expenses, messenger and delivery and mailing expenses, fees and disbursements of custodians, and fees and disbursements of counsel for SkyTerra and all independent certified public accountants retained by SkyTerra and other Persons retained by SkyTerra.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor statute.

SECTION 8. MISCELLANEOUS.

8.1. Legends and Stop Transfer Orders.

(a)	Each of the Holders hereby agrees that all certificates representing Acquired Shares that are hereafter acquired by BCE, shall have the following legend (or other legend to the same effect): “The shares represented by this certificate are subject to restrictions on transfer and other restrictions pursuant to the provisions of an Amended and Restated Registration Rights Agreement, dated •, 2006, between SkyTerra Communications, Inc. and the Holders named therein, a copy of which is on file at the office of the corporate secretary of the Holders.”

(b)	Each of the Holders hereby agrees to the entry of stop transfer orders with the transfer agent and registrar of the Acquired Shares against the transfer (other than in compliance with this Agreement) of legended securities held by the Holders (or its permitted transferees under Section 5.1(c) or (f) hereof).

(c)	SkyTerra agrees to remove any stop transfer orders provided in paragraph (b) above in sufficient time to permit any party to make any transfer permitted by the terms of this Agreement.

8.2. Consolidation or Merger of SkyTerra.

For as long as the Holders continue to hold any Acquired Shares, if any of the following events (collectively, a “SkyTerra Change of Control”) occurs, namely:

(a)	any reclassification or exchange of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)	any merger, consolidation, statutory share exchange or combination of SkyTerra with another corporation as a result of which holders of Common Shares shall be entitled to receive stock or other securities with respect to or in exchange for such Common Shares; or

(c)	any sale or conveyance of the properties and assets of SkyTerra as, or substantially as, an entirety to any other corporation as a result of which holders of Common Shares shall be entitled to receive stock or other securities with respect to or in exchange for such Common Shares;

SkyTerra shall enter into, or SkyTerra shall cause the successor or purchasing corporation to enter into, as the case may be, an agreement with the Holders that provides the Holders with substantially similar rights as provided in this Agreement with respect to the stock or other securities to be issued in the SkyTerra Change of Control transaction with respect to or in exchange for the Acquired Shares.

8.3. Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted hereunder.

8.4. Amendments and Waivers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification, amendment, or waiver of any provision of this Agreement shall be effective against the Holders or SkyTerra except by a written agreement signed by the Holders then holding Acquired Shares and SkyTerra.

8.5. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not including, without limitation, any Person which is the successor to the Holders or SkyTerra.

8.6. Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county, or local government or any other governmental, regulatory, or administrative agency or authority to be invalid, void, unenforceable, or against public policy for any reason, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

8.7. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

8.10. GOVERNING LAW; CONSENT OF EXCLUSIVE JURISDICTION; WAIVER OF JURY TRIAL. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of THE STATE OF NEW YORK without regard to principles of conflicts of law or choice of law. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in THE STATE OR FEDERAL COURTS LOCATED IN MANHATTAN IN THE STATE OF NEW YORK. To the extent permitted by applicable law, the parties hereto consent to the EXCLUSIVE jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside THE STATE OF NEW YORK by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement.

8.11. Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by telecopy (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

If to BCE:

BCE Inc.

Bureau 3700

1000, rue de La Gauchetière Ouest

Montréal, Québec H3B 4Y7

Facsimile: (514) 391-8389

Attn: Vice President, General Counsel

If to SkyTerra:

SkyTerra Communications, Inc.

19 West 44th Street, Suite 507

New York, New York 10036

Facsimile: (212) 730-7523

Attn: Robert C. Lewis

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (917) 777-2918

Attn: Gregory A. Fernicola, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the day and year first above written.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Robert Lewis
	Name:	Robert Lewis
	Title:	Senior Vice President and General Counsel

BCE INC.

By:	/s/ L. Scott Thomson
	Name:	Scott Thomson
	Title:	Executive Vice President, Corporate Development